Exhibit 99.1
Amkor Technology, Inc. Announces Final Results of
Tender Offer for a Portion of Its 9.25% Senior Notes Due 2016
CHANDLER, Ariz, June 22, 2010 — Amkor Technology, Inc. (NASDAQ: AMKR) today announced the final results of its offer to purchase for cash (the “Offer”) a portion of its outstanding 9.25% Senior Notes due 2016 (the “Notes”). Based on the final count provided by the depositary for the Offer, a total of $125,717,000 aggregate principal amount of Notes were validly tendered (and not validly withdrawn) on or before the expiration of the Offer at 11:59 p.m., New York City time, on Monday, June 21, 2010 (the “Expiration Date”).
          “We are pleased with the results of the tender offer and its successful conclusion,” said Joanne Solomon, Amkor’s executive vice president and chief financial officer. “This tender offer is the latest example of our continued success in capitalizing on market opportunities to enhance our liquidity, strengthen our balance sheet, and reduce our interest expense. By refinancing a portion of our 9.25% Senior Notes due 2016 with the proceeds of a floating rate foreign term loan currently bearing interest at 4.5%, we expect to reduce interest expense over the next 12 months by approximately $6 million.”
     Amkor expects to recognize, in the second quarter of 2010, a loss of approximately $17 million, with no net tax effect, ($0.08 per diluted share) associated with the purchase of the Notes and the redemption in full, on June 3, 2010, of its 7.125% Senior Notes due 2011 and its 7.75% Senior Notes due 2013.
     In accordance with the terms of the Offer, on June 22, 2010 (the “Settlement Date”), Amkor accepted $123,549,000 aggregate principal amount of Notes validly tendered on or before 5:00 p.m., New York City time, on June 7, 2010 (the “Early Tender Date”) at a purchase price of $1,050 for each $1,000 principal amount of Notes tendered, which includes an early tender premium of $30 per $1,000 principal amount of Notes, plus accrued and unpaid interest on the Notes from June 1, 2010, up to, but not including, the Settlement Date. In addition, Amkor accepted $2,168,000 aggregate principal amount of Notes that were validly tendered after the Early Tender Date and on or before 11:59 p.m., New York City time, on the Expiration Date, at a purchase price of $1,020 for each $1,000 principal amount of Notes tendered, plus accrued and unpaid interest on the Notes from June 1, 2010, up to, but not including, the Settlement Date.
     Payment for the Notes was made in cash to The Depository Trust Company, which will allocate such funds to the holders of Notes entitled thereto.
     The complete terms and conditions of the Offer are set forth in the Offer to Purchase and Letter of Transmittal that have been provided to the holders of Notes.
     Deutsche Bank Securities Inc. is the Dealer Manager for the Offer. Questions regarding the Offer may be directed to Deutsche Bank Securities Inc. at (866) 627-0391 (toll-free) or (212) 250-2955 (collect).
     THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE AN OFFER TO PURCHASE NOR A SOLICITATION FOR ACCEPTANCE OF THE OFFER. THE TENDER OFFER WAS MADE ONLY PURSUANT TO THE OFFER TO PURCHASE AND RELATED LETTER OF TRANSMITTAL THAT WAS DISTRIBUTED TO HOLDERS OF NOTES. HOLDERS OF NOTES SHOULD READ CAREFULLY THE OFFER TO PURCHASE AND RELATED LETTER OF TRANSMITTAL BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE VARIOUS TERMS OF, AND CONDITIONS TO, THE TENDER OFFER.
About Amkor
Amkor is a leading provider of semiconductor assembly and test services to semiconductor companies and electronics OEMs. More information on Amkor is available from the company’s Securities and Exchange Commission (the “SEC”) filings and on Amkor’s website: www.amkor.com.
Forward-Looking Statement Disclaimer
This press release contains forward-looking statements within the meaning of federal securities laws. All statements other than statements of historical fact are considered forward-looking statements including, without limitation, statements regarding the tender offer for the Notes and the expected reduction in interest expense. These forward-looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward-looking statements. Important risk factors that could affect the outcome of the events set forth in these statements and that could affect our operating results and financial condition are discussed in our Annual Report on Form 10-K for the year ended December 31, 2009 and in our subsequent filings with the SEC made prior to or after the date hereof. Amkor undertakes no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this press release.
Contact:
Amkor Technology, Inc.
Joanne Solomon
Executive Vice President and Chief Financial Officer
480-821-5000 (ext. 5416)
joanne.solomon@amkor.com

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